Exhibit 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

KNIGHT-RIDDER, INC.

5.750% Notes due 2017

Registered: No. 2005-A	CUSIP: 499040 AP 8 $400,000,000

KNIGHT-RIDDER, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS on September 1, 2017, and to pay interest thereon from August 19, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing March 1, 2006, at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business

Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding day which is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Series Trustee (herein, the “Trustee”), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as this Security and forming part of the same series.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, in the City of New York or in such other Place of Payment as the Company may maintain an office for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, except as mentioned below, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions. The principal of and interest on this Security will be payable, the transfer of this Security will be registrable and this Security may be presented for exchange, at the corporate trust office of the Trustee, at 700 South Flower Street, Suite 500, Los Angeles, California 90017, and at The Bank of New York, located at 101 Barclay Street, New York, New York 10286. So long as this Security is represented by a global debt security or securities, the interest payable on this Security will be paid to Cede & Co., the nominee of DTC, or its registered assigns as the registered owner of the global debt securities, by wire transfer of immediately available funds on each of the applicable Interest Payment Dates, not later than 2:30 p.m. Eastern Standard Time. If this Security is no longer represented by global debt securities, payment of interest may, at the Company’s option, be made by check mailed to the address of the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 19, 2005	KNIGHT-RIDDER, INC.

By:
Name:
Title:

Attest:

Name:
Title:

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of November 4, 1997, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as original Trustee, as supplemented as of June 1, 2001 and November 1, 2004, and the Third Supplemental Indenture, dated as of August 16, 2005 (together, herein called the “Indenture”), among the Company, JPMorgan Chase Bank, N.A., as original Trustee and The Bank of New York Trust Company, N.A., as series Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), and, reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000, unless the Company exercises its right, as referred to above, to issue additional Securities of this series.

The Securities of this series are redeemable, in whole or in part, at the option of the Company at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate,” which is to be determined on the third Business Day preceding the redemption date, means (i) the arithmetic mean of the yields under the heading “Week Ending” published in the Statistical Release most recently published prior to the date of determination under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed plus (ii) 0.25%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal will be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Securities, then such other reasonably comparable index which shall be designated by the Company.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

In case of any redemption at the election of the Company of the Securities, the Company shall, as soon as practicable after the determination thereof but at least one Business Day prior to the Redemption Date, notify the Trustee of the Redemption Price. For purposes of Section 1104 of the Indenture, the notice of redemption given by the Trustee to each Holder of Securities of this series to be redeemed need not set forth the Redemption Price but need only set forth the manner of calculation thereof.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, Holders of Securities of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holders shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33 1/3% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by Holders of Securities of this series for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

This Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary unless (x) the Depositary is at any time unwilling or unable to continue as Depositary or the Depositary ceases to be a clearing agency registered under the Exchange Act or (y) an

Event of Default has occurred and is continuing with respect to the Securities of this series.

If a successor depositary is not appointed by the Company within 90 days after the Company receives notice of the unwillingness or inability, or becomes aware of the condition specified in clause (x) above, or if the event specified in clause (y) above occurs, the Securities of this series shall no longer be represented by this Global Security and the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of the Securities of this series in definitive form, will authenticate and deliver the Securities of this series in definitive registered form without coupons, in denominations of $1,000 and integral multiples of $1,000, in an aggregate principal amount equal to the principal amount of this Global Security representing the Securities of this series in exchange for this Global Security.

The Depositary shall surrender this Global Security in exchange in whole or in part for Securities of this series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i) to the Persons specified by such Depositary, Securities of the same series, of any authorized denominations as requested by such Persons, in an aggregate principal amount equal to and in exchange for such Persons’ beneficial interest in this Global Security; and

(ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of this surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of this Global Security for Securities in definitive registered form without coupons, in authorized denominations, this Global Security shall be canceled by the Trustee. Securities in definitive registered form without coupons issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. AS TRUSTEE

By:
Authorized Signatory

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